Exhibit 23(a)






INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-69902 on Form S-2, as amended, Registration Statement No. 333-02455 on Form S-8, and Registration No. 333-67311 on Form S-4 of Roanoke Gas Company, of our report dated October 20, 1998, incorporated by reference in the Annual Report on Form 10-K of Roanoke Gas Company for the year ended September 30, 1998.




s/Deloitte & Touche LLP
Deloitte & Touche LLP
Charlotte, North Carolina
December 4, 1998